UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CEREPLAST INC.

(Exact Name of the Registrant as Specified in its Charter)

Nevada	91-2154289
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Room 2707, Global Mansion, Zhengbian Road, Jishui District,

Zhengzhou City, Henan Provence 450000 China

(Address of Principal Executive Offices and Zip Code)

+861 8999250338

(Registrant’s Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act:

Common Stock, Par Value $0.001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

i

ITEM 1: DESCRIPTION OF BUSINESS

Our Company

Cereplast, Inc., a Nevada corporation (“Cereplast”, the “Company, “we”, “us” or “our”) is a public shell company seeking to create value for its shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of our common stock.

No potential merger candidate has been identified at this time.

We do not propose to restrict our search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management’s best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business, and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

Our History

Organization and Corporate History

The Company was incorporated in the state of Nevada on September 14, 2001 under the name Biocorp North America, Inc. On July 19, 2004 the Company changed its name to Nat-UR, Inc. and on March 18, 2005 it changed its name again to Cereplast, Inc.

We had developed and were commercializing proprietary bio-based resins through two complementary product families: Cereplast Compostables resins which are compostable, renewable, ecologically sound substitutes for petroleum-based plastics, and Cereplast Sustainables resins (including the Cereplast Hybrid Resins product line), which replaces up to 90% of the petroleum-based content of traditional plastics with materials from renewable resources. Our resins could be converted into finished products using conventional manufacturing equipment without significant additional capital investment by downstream converters. In the summer of 2014, the Company ceased all operations and since that time has been inactive

We filed our last audited financial statements for the years ended December 31, 2012 and 2011 on April 16, 2013.

We filed our last unaudited periodic report for the three and nine months ended September 30, 2013 on November 14, 2013. On May 7, 2014, we voluntarily converted our Chapter 11 filing to a Chapter 7 filing in the U.S. Bankruptcy Court for the Southern District of Indiana. We ceased all business activities in August 2014. May 10, 2019, the Trustees’ Final Account, the Certification of Full Administration and Application for Discharge was filed and accepted by the Court. All debts and liabilities were paid or discharged. On May 11, 2019, the Bankruptcy Case was closed.

On March 22, 2019, the eight judicial District Court of Nevada appointed Custodian Ventures, LLC as custodian for Cereplast, Inc., proper notice having been given to the officers and directors of Cereplast, Inc. There was no opposition.

On June 04, 2019, the Company filed a certificate of revival with the state of Nevada, appointing David Lazar as, President, Secretary, Treasurer and Director.

A change of control of the Company was completed on November 3, 2020, Pursuant to a Stock Purchase Agreement dated October 22, 2020 control was obtained by the sale of 50,000,000 common shares and 5,000,000 Series A-1 Preferred Shares from Custodian Ventures, LLC to Xudong Li for the purchase price of $175,000.00. After November 3, 2020, the Company’s operations are determined and structured by the new major shareholder.

Revenue

We have no revenues for the years ended December 31, 2020 and 2019. We do not anticipate recognizing any revenues in our first quarter ending March 31, 2021.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Some of the information in this Form 10 contains forward-looking statements. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as, “may”, “will”, “expect”, “intend”, “project”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or similar terminology. They include statements regarding our:

/_/	cash flow and anticipated liquidity,

/_/	future operations of unknown nature costs,

/_/	acquisition and development of other technology,

/_/	future demand for any products and services acquired,

/_/	operating costs and other expenses.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” and include:

/_/	our cost of operations,

/_/	our ability to generate sufficient cash flows to operate,

/_/	availability of capital,

/_/	the strength and financial resources of our competitors,

/_/	our ability to find and retain skilled personnel, and

/_/	the lack of liquidity of our common stock.

Any of the factors listed above and other factors contained in this Form 10 could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. Our forward-looking statements speak only as of the date made.

General Business Plan

Our business plan to seek a merger has many uncertainties which pose risks to investors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources. We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. All of these activities have risk to investors including dilution and management.

We expect that the selection of a business opportunity will be complex. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our Board of Directors. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Acquisition Interest

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of an existing business. Upon consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of us. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders, or sell his stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under application federal and state securities laws. In some circumstances, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. There is no assurance that such a trading market will develop.

While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. This would result in significant dilution in the equity of our stockholders.

As part of our investigation, we expect to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of both parties, and the management of the opportunity.

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with assets and expectations of growth. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include miscellaneous other terms.

As stated above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance within the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the definitive closing documents will also contain a provision providing for reimbursement for our costs associated with the proposed transaction.

The Company is a Blank Check Company

At present, the Company is a development stage company with minimal assets and no specific business plan or purpose. The Company’s business plan is to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. As a result, the Company is a “blank check company” and, as a result, any offerings of the Company’s securities under the Securities Act of 1933, as amended (the “Securities Act”) must comply with Rule 419 promulgated by the Securities and Exchange Commission (the “SEC”) under the Act. The Company’s Common Stock is a “penny stock,” as defined in Rule 3a51-1 promulgated by the SEC under the Securities Exchange Act. The Penny Stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about Penny Stocks and the nature and level of risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each Penny Stock held in the customer’s account. Also, the Penny Stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the Penny Stock is suitable for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the Penny Stock rules. So long as the common stock of the Company is subject to the Penny Stock rules, it may be more difficult to sell the Company’s common stock.

We are a “Shell Company,” as defined in Rule 405 promulgated by the SEC under the Securities Act. A Shell Company is one that has no or nominal operations and either: (i) no or nominal assets; or (ii) assets consisting primarily of cash or cash equivalents. As a Shell Company, we are restricted in our use of Registrations on Form S-8 under the Securities Act; the lack of availability of the use of Rule 144 by security holders; and the lack of liquidity in our stock.

Unavailability of Rule 144 for Resale

Rule 144(i) “Unavailability to Securities of Issuers With No or Nominal Operations and No or Nominal Non-Cash Assets” provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a Shell Company. We have identified our company as a Shell Company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the Company is no longer identified as a Shell Company and has filed all requisite periodic reports under the Exchange Act for twelve (12) months.

As a result of our classification as a Shell Company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a Shell Company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Rule 419 of the Securities Act

The provisions of Rule 419 apply to registration statements filed under the Securities Act by a blank check company, such as the Company. Rule 419 requires that a blank check company filing a registration statement deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger. While we are not currently registering shares for an offering, we may do so in the future.

In addition, an issuer is required to file a post-effective amendment to a registration statement upon the execution of an agreement for an acquisition or merger. The rule provides procedures for the release of the offering funds, if any, in conjunction with the post-effective acquisition or merger. The obligations to file post-effective amendments are in addition to the obligations to file Forms 8-K to report for both the entry into a material definitive (non-ordinary course of business) agreement and the completion of the transaction. Rule 419 applies to both primary and re-sale or secondary offerings.

Within five (5) days of filing a post-effective amendment setting forth the proposed terms of an acquisition, the Company must notify each investor whose shares are in escrow, if any. Each such investor then has no fewer than 20 and no greater than 45 business days to notify the Company in writing if they elect to remain an investor. A failure to reply indicates that the person has elected to not remain an investor. As all investors are allotted this second opportunity to determine to remain an investor, acquisition agreements should be conditioned upon enough funds remaining in escrow to close the transaction.

Competition

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the 1940 Act. In such event, we would be required to register as an investment company and incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3a-2 of the 1940 Act.

Intellectual Property

We own no intellectual property.

Employees

We presently have no full time executive, operational, or clerical staff.

Ms. Xudong has been a director and officer of the Company since 2020 and its principal shareholder.

Factors Effecting Future Performance

Rather than an operating business, our goal is to obtain debt and/or equity financing to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders.

Although there is no assurance that this series of events will be successfully completed, we believe we can successfully complete an acquisition or merger which will enable us to continue as a going concern. Any acquisition or merger will most likely be dilutive to our existing stockholders.

The factors affecting our future performance are listed and explained below under the section “Risk Factors” below:

Jumpstart Our Business Startups Act

The disclosure contained below, discusses generally the terms of the “Jumpstart Our Business Startups Act”. Currently the Company is without operations or revenues and as such does not anticipate that it will affect certain of the transactions covered by such Act until, if at all, the time a change in control of the Company is affected. Until at such time the Company effects a change in control it does not anticipate that it will benefit from the exemptions from certain financial disclosure required in a registration statement as well as the simplification of the sale of securities and the relaxation of general solicitation for Rule 506 offerings.

In April 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies,

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934,

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings,

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1.07 billion or more,

(ii)	the completion of the fiscal year of the fifth anniversary of the company’s IPO,

(iii)	the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)	the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company and will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years,

(ii)	selected financial data required for only the fiscal years that were audited,

(iii)	executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act Section 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

ITEM 1A: RISK FACTORS

We need to find financing for our business idea which is uncertain and risky.

Our plan of operation is to obtain debt or equity finance to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that any of the events can be successfully completed, that any such business will be identified or that any stockholder will realize any return on their shares after such a transaction has been completed. In particular, there is no assurance that any such business will be located or that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

You should be aware that there are various risks associated with our business, including the risks discussed below. You should carefully consider these risk factors, as well as the other information contained in this Registration Statement, in evaluating our business and us. Rather than our previous operating business, our business is now to seek to raise the debt and/or equity to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed or that any stockholder will realize any return on their shares after the new business plan has been implemented.

RISKS RELATED TO OUR COMPANY

WE HAVE INCURRED SIGNIFICANT LOSSES AND ANTICIPATE FUTURE LOSSES

As of December 31, 2020, we had an accumulated deficit of $97,272,577 and a stockholders’ deficit of $6,900.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended December 31, 2020 and 2019, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

OUR EXISTING FINANCIAL RESOURCES ARE INSUFFICIENT TO MEET OUR ONGOING OPERATING EXPENSES

We have no sources of income at this time and no existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

WE INTEND TO PURSUE THE ACQUISITION OF AN OPERATING BUSINESS

Our sole strategy is to acquire an operating business. Successful implementation of this strategy depends on our ability to identify a suitable acquisition candidate, acquire such company on acceptable terms and integrate its operations. In pursuing acquisition opportunities, we compete with other companies with similar strategies. Competition for acquisition targets may result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions involve a number of other risks, including risks of acquiring undisclosed or undesired liabilities, acquired in-process technology, stock compensation expense, diversion of management attention, potential disputes with the seller of one or more acquired entities and possible failure to retain key acquired personnel. Any acquired entity or assets may not perform relative to our expectations. Our ability to meet these challenges has not been established.

SCARCITY OF, AND COMPETITION FOR, BUSINESS OPPORTUNITIES AND COMBINATIONS

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

WE HAVE NOT EXECUTED ANY FORMAL AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION AND HAVE ESTABLISHED NO STANDARDS FOR BUSINESS COMBINATIONS

We have not executed any formal arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation. There is no assurance we will be able to negotiate a business combination on terms favorable, if at all. We have not established a specific length of operating history or specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

WE MAY BE NEGATIVELY AFFECTED BY ADVERSE GENERAL ECONOMIC CONDITIONS

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

BECAUSE OUR PRINCIPAL SHAREHOLDER CONTROLS OUR ACTIVITIES, SHE MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO HERSELF AND NOT TO OTHER SHAREHOLDERS WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY

Our principal shareholder owns approximately 67% of our outstanding common stock, and together with the voting power of 200,000,000 votes through the ownership of 5,000,000 Series A-1 Preferred Shares, she has a total of approximately 91% voting control. As a result, she effectively controls all matters requiring stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. This insider also has the ability to delay or perhaps even block, by her ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring, or preventing a change in control of our company that you might view favorably.

OUR DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between our directors and us. Our Directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. See “Directors and Executive Officers” (page 15 below), and “Conflicts of Interest.” (page 16 below).

WE MAY DEPEND UPON OUTSIDE ADVISORS, WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

THE COMPANYS ELECTION NOT TO OPT OUT OF JOBS ACT EXTENDED ACCOUNTIMG TRANSITION PERIOD MAY NOT MAKE ITS FINANCIAL STATEMENTS EASILY COMPARABLE TO OTHER COMPANIES.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

RISKS RELATED TO OUR SECURITIES

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION AND DILUTION TO STOCKHOLDERS

Our primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in us issuing securities to stockholders of such private company. The issuance of previously authorized and unissued shares of our common stock would result in reduction in percentage of shares owned by present and prospective stockholders and may result in a change in control or management. In addition, any merger or acquisition can be expected to have a significant dilutive effect on the percentage of the shares held our stockholders.

THE REGULATION OF PENNY STOCKS BY SEC AND NASD MAY HAVE AN EFFECT ON THE TRADABILITY OF OUR SECURITIES.

Our securities are currently listed on the OTC Markets Pink Sheets. Our shares are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop, therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks.” Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of Shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The shares of our common stock may be thinly traded on the Pink Sheets, meaning that the number of persons interested in purchasing our shares of common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price.We cannot give you any assurance that a broader or more active public trading market for our shares of Common Stock will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares of common stock at or near ask prices or at all if you need money or otherwise desire to liquidate your shares of common stock of our Company.

THE COMPANY IS A SHELL COMPANY AND AS SUCH SHAREHOLDERS CANNOT RELY ON THE PROVISIONS OF RULE 144 FOR RESALE OF THEIR SHARES UNTIL CERTYAIN CONDITIONS ARE MET.

The Company is a shell company as defined under Rule 405 of the Securities Act of 1933 as a registrant that has no or nominal operations and either no or nominal assets, or assets consisting only of cash or cash equivalents and/or other nominal assets. As securities issued by a shell company, the securities issued by the Company can only be resold by filing a registration statement for those shares or utilizing the provisions of Rule 144 once certain conditions are met, to wit: (i) the Company has ceased to be a shell company (ii) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, (iii) the Company has filed all required reports under the Exchange Act of the preceding 12 months and (iv) one year has elapsed since the Company filed “Form 10” information.

Thus, a shareholder of the Company will not be able to sell its shares until such time as a registration statement for those shares is filed or the Company has ceased to be a shell company either by effecting a business combination or by developmental growth, the Company has remained current on its Exchange Act filings for 12 months and the Company has filed the information as would be required by a “Form 10” filing (e.g. audited financial statements, management information and compensation, shareholder information, etc.)

THE PRICE OF OUR COMMON STOCK COULD BE HIGHLY VOLATILE

Our intention is for our shares of common stock to continue to be listed on the OTC Markets. There is a limited market for our stock. It may be subject to volatility, low volumes of trades and large spreads in bid and ask prices quoted by market makers. Due to the low volume of shares traded on any trading day, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our common stock exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND STOCKHOLDERS MAY OCCUR UPON ISSUANCE OF ADDITIONAL SHARES.

We may issue further Shares as consideration for the cash or assets or services out of our authorized but unissued Common Stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current Shareholders.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS ON OUR COMMON STOCK

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

WE MAY BE UNSUCCESSFUL IN FINDING A MERGER THAT CAN BE ACCOMPLISHED WITH POSITIVE LONG-TERM RESULTS

The business of selecting and entering into a merger is fraught with all kinds of issues. For instance, the business may need capital that is never achieved, the management is not capable of carrying the business forward successfully, the business plan is ill conceived, and not executed, or competitive factors cause business failure. There are many other factors in addition to these, as may have been discussed above in “Risk Factors” which could cause our company to fail and the investor’s capital will be at risk.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-looking Statements

Statements in this Management’s Discussion and Analysis of Financial Condition and Results of Operation, as well as in certain other parts of this Form 10 (as well as information included in oral statements or other written statements made or to be made by Cereplast Financial Group, Inc. ) that look forward in time, are forward-looking statements made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, expectations, predictions, and assumptions and other statements which are other than statements of historical facts. Although Cereplast Digital believes such forward-looking statements are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such forward-looking statements are subject to, and are qualified by, known and unknown risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied by those statements. These risks, uncertainties and other factors include, but are not limited to Cereplast Digital’s ability to estimate the impact of competition and of industry consolidation and risks, uncertainties and other factors set forth in Cereplast Digital’s filings with the Securities and Exchange Commission, including without limitation to this Report on Form 10.

We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Form 10-K.

Overview

The Company was incorporated in the state of Nevada on September 14, 2001 under the name Biocorp North America, Inc. On July 19, 2004 the Company changed its name to Nat-UR, Inc. and on March 18, 2005 it changed its name again to Cereplast, Inc.

We had developed and were commercializing proprietary bio-based resins through two complementary product families: Cereplast Compostables resins which are compostable, renewable, ecologically sound substitutes for petroleum-based plastics, and Cereplast Sustainables resins (including the Cereplast Hybrid Resins product line), which replaces up to 90% of the petroleum-based content of traditional plastics with materials from renewable resources. Our resins could be converted into finished products using conventional manufacturing equipment without significant additional capital investment by downstream converters. In the summer of 2014, the Company ceased all operations and since that time has been inactive.

On March 22, 2019, the eight judicial District Court of Nevada appointed Custodian Ventures, LLC as custodian for Cereplast, Inc., proper notice having been given to the officers and directors of Cereplast, Inc. There was no opposition.

On June 04, 2019, the Company filed a certificate of revival with the state of Nevada, appointing David Lazar as, President, Secretary, Treasurer and Director.

A change of control of the Company was completed on November 3, 2020, control was obtained by the sale of 50,000,000 common shares and $5,000,000 Series A-1 Preferred Shares from Custodian Ventures, LLC to Xudong Li. After November 3, 2020, the Company’s operations are determined and structured by the new major shareholder.

We have not yet generated sustained profits from our prior operations. Our independent accountants have expressed a “going concern” opinion. As of December 31, 2020, we had an accumulated deficit of $97,272,577 and a net working capital deficit of $6,900.

While our current burn rate is nominal, it is expected that our costs of operations will continue to exceed revenues, primarily due to the costs associated with being a public reporting company. Based upon our current business plan, we may continue to incur losses in the foreseeable future and there can be no assurances that we will ever establish profitable operations. These and other factors raise substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies, Judgments and Estimates

Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The preparation of these consolidated financial statements requires us to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimate that are reasonably likely to occur, could materially impact the consolidated financial statements. We believe that the following critical accounting policies reflect the more significant estimates and assumptions used in the preparation of the consolidated financial statements.

Revenue Recognition

In May 2014 the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The Company adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

Under the new revenue standards, the Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

The new revenue standards became effective for the Company on January 1, 2018 and were adopted using the modified retrospective method. The adoption of the new revenue standards as of January 1, 2018 did not change the Company’s revenue recognition as there were no revenues during the period

Accounts receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. Our allowance for doubtful accounts is maintained to provide for losses arising from customers’ inability to make required payments. If there is deterioration of our customers’ credit worthiness and/or there is an increase in the length of time that the receivables are past due greater than the historical assumptions used, additional allowances may be required. The Company has no accounts receivables and therefore as of December 31, 2020, and 2019 no allowance for doubtful accounts is necessary.

Income Taxes

The Company follows the asset and liability method of accounting for future income taxes. Under this method, future income tax assets and liabilities are recorded based on temporary differences between the carrying amount of assets and liabilities and their corresponding tax basis. In addition, the future benefits of income tax assets including unused tax losses, are recognized, subject to a valuation allowance to the extent that it is more likely than not that such future benefits will ultimately be realized. Future income tax assets and liabilities are measured using enacted tax rates and laws expected to apply when the tax liabilities or assets are to be either settled or realized. The Company’s effective tax rate approximates the Federal statutory rates.

Results of Operations for the Year Ended December 31, 2020 compared to the Year Ended December 31, 2019

In the summer of 2014, the Company decided to discontinue all operations. After the change of control on November 3, 2020, the Company’s operations are determined and structured by the new major shareholder.

During the years ended December 31, 2020 and 2019, we generated no revenues. The lack of revenue in both 2020 and 2019 was attributed to the Company ceased activity in August 2014.

Operating expenses, including general and administrative expenses, during the year ended December 31, 2020, was $18,909 compared to $24,393 during year ended December 31, 2019.

The decrease of $5,484 in operating expenses during the year ended December 31, 2020, compared with the same period during 2019 was attributed to the decrease in administrative expenses of $8,087, partly offset by an increase in professional fees of $2,603..

During the year ended December 31, 2020, the Company incurred a net loss of $17,642, compared to a net loss of $24,177 during the year ended December 31, 2019. The $6,535 decrease in net loss was primarily due to the decrease in operating expenses, partly offset by an increase in interest income.

Liquidity and Capital Resources

As of December 31, 2020, and 2019, we had a cash balance of $0. Due to the lack of revenue, the company’s operations are primarily funded by the Company’s CEO and major shareholder.

To the extent that the Company’s capital resources are insufficient to meet current or planned operating requirements, the Company will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and the Company does not anticipate that existing shareholders will provide any portion of the Company’s future financing requirements. Ms. Xudong, the CEO and principal shareholder of the Company, would favorably entertain funding, through loans, corporate expenses for approximately 24 months. Any loans by Ms. Xudong would be on an interest-free basis, documented by a promissory note and payable only upon consummation of a business combination transaction. Upon consummation of a business combination, we or the target may reimburse Ms. Xudong for any such loans from funds furnished by the target. We have no written agreement with Ms. Xudong to advance any further funds for future operating expense, therefore there is no assurance that such funds from Ms. Xudong will be forth coming, if required.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, the Company may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

Operating Activities

Net cash used in operating activities was $0 during the year ended December 31, 2020 and 2019.

Investing Activities

We neither generated nor used cash in investing activities during the years ended December 31, 2020 and 2019.

Financing Activities

We neither generated nor used cash in financing activities during the years ended December 31, 2020 and 2019.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, we have incurred net losses of $17,642 and $24,177 for the years ended December 31, 2020 and 2019, respectively, and have a working capital deficit of $6,900 as of December 31, 2020, in addition to a stockholder deficit of $6,900, which raise substantial doubt about the Company’s ability to continue as a going concern.

Management believes the Company will continue to incur losses and negative cash flows from operating activities for the foreseeable future and will need additional equity or debt financing to sustain its operations until it can achieve profitability and positive cash flows, if ever. Management plans to seek additional debt and/or equity financing for the Company but cannot assure that such financing will be available on acceptable terms.

The Company’s continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flow to meet its obligations, and obtain additional financing as may be required. Our auditors have included a “going concern” qualification in their Report of Independent Certified Public Accountants accompanying our audited financial statements appearing elsewhere herein which cites substantial doubt about our ability to continue as a going concern. Such a “going concern” qualification may make it more difficult for us to raise funds when needed. The outcome of this uncertainty cannot be assured.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. There can be no assurance that management will be successful in implementing its business plan or that the successful implementation of such business plan will actually improve our operating results.

Off Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors

Inflation

We do not believe that inflation has had in the past or will have in the future any significant negative impact on our operations.

ITEM 3: PROPERTIES

The Company has no properties and at this time has no agreements to acquire any properties. The Company currently uses an office provided by Ms. Xudong, the Company’s President and CEO, at no cost to the Company. Ms. Xudong has agreed to continue this arrangement until the Company completes an acquisition or merger. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of a business combination.

ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 21, 2021 the number and percentage of the outstanding shares of common stock, which, according to the information available to us, were beneficially owned by:

(i)	each person who is currently a director,

(ii)	each executive officer,

(iii)	all current directors and executive officers as a group, and

(iv)	each person who is known by us to own beneficially more than 5% of our outstanding common stock.

Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner (1)	Number of Common Shares	Percent of Class
Xudong Li, President, CFO, Secretary and Director	50,000,000	67.0%
Zhang Haosong, Director	-0-	-0-
All executive officers, beneficial owners, and directors as a group (2)	50,000,000	67.0%

(1)	c/o Room 2707, Global Mansion, Zhengbian Road, Jishui District, Zhengzhou City, Henan Provence 450000 China

As of the date of this filing and since November 3, 2020, there have been no issuances of any class of stock, warrants or any other security.

The following table sets forth information as of the date of this report regarding the beneficial ownership of the Company’s Series A-1 Preferred Stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the class of stock after giving effect to any exercise of warrants or options held by that person.

Name and Position	Shares Owned	Percent of Class(1)	Voting Percentage (3)
Xudong Li, (2) President, Chief Executive Officer, Director	5,000,000	100%	91%

Zhang Haosong, Director	-	-	-

All Officers and directors as a Group (2 persons)	5,000,000	100%	91%

(1)	Based on 5,000,000 shares of Series A-1 Preferred Stock (“Preferred Stock”) outstanding, which, voting together as a class, have the right to vote 100 shares for each share of Preferred Stock owned of the Company’s voting shares on any and all shareholder matters (the “Majority Voting Rights”). Additionally, as long as at least an aggregate of 1,000,000 shares of Preferred Stock are outstanding, the Company shall not, without the approval of the holders of at least a majority of the then outstanding shares of Preferred Stock, alter or change the provisions of the Certificate of Incorporation so as to adversely affect the voting powers, preferences or special rights of the Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Preferred Stock. Other than the Majority Voting Rights.

(2)	The address of the officers and director of the Company is set forth above under the first table of this section

(3)	Based on aggregate voting shares, including Common Stock shares and Series A-1 Preferred Stock shares, presently issued and outstanding.

ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names, ages, and positions with us for each of our directors and officers as of April 21, 2021:

Name	Age	Position	Since
Xudong Li	57	President, CFO, Secretary and Director	Nov. 3, 2020
Zhang Haosong	42	Director	Nov. 3, 2020

Xudong Li, has served as a director, President and Chief Executive Officer of the Company since November 2020. Ms. Xudong is a highly active business consultant in China. From 2017 to 2019, he served as the General Consultant at Sichuan Commodities Exchange. He also served as the consultant at Tianjin Commodities Exchange the same period of time. From 2014 to 2016, he served as the General Consultant at Shaanxi Jeer Health Industry Group. The company, located in Shaanxi, Ankang City, also known as Chinese Selenium Valley, focused on the R&D, production and sales from Selenium.

Zhang Haosong, Zhang Haosong has been a director of the Company since November 2020. He previously worked at China Life Insurance, as a special assistant to the chairman and general manager of one of its large company group. He has over 6 years of domestic and foreign listing counseling experience. He also has expertise in corporate management consulting, equity investments and financing, VIE structure processing, listed company acquisitions, mergers and acquisitions and restructuring. Over the past five years he has served as a consultant for many private and listed companies, and Sino-foreign joint ventures. Mr. Zhang attended the France Brest Business School where he received an MBA.

Each of our director’s primary qualification to serve as such involves his or her extensive experience with different aspects of counseling and reviewing opportunities for acquiring businesses for their clients.

Director Independence

The Board currently consists of two members, of which Zhang Haosong meets the independence requirements of the Nasdaq Stock Market as currently in effect.

Audit Committee

Cereplast does not presently have an Audit Committee and the entire Board acts in such capacity for the immediate future due to the limited size of the Board. Cereplast intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

In lieu of an Audit Committee the Board is empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of Cereplast, to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

Compensation Committee

Cereplast does not presently have a Nominating Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. Cereplast intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of Cereplast, including stock compensation, and bonus compensation to all employees.

Nominating Committee

Cereplast does not have a Nominating Committee and the Board acts in such capacity.

Code of Conduct and Ethics

To date, we have not adopted a Code of Ethics applicable to our principal executive officer and principal financial officer because the Company has no meaningful operations. The Company does not believe that a formal written code of ethics is necessary at this time. We expect that the Company will adopt a code of ethics if and when the Company successfully completes a business combination that results in the acquisition of an on-going business and thereby commences operations.

Indemnification of Executive Officers and Directors

Our articles provide to the fullest extent permitted by Nevada Law, wherein our directors or officers shall not be personally liable to the Company or our stockholders for damages for breach of such directors or officers fiduciary duty. The effect of this provision of our articles is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

 Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

CONFLICTS OF INTEREST - GENERAL

Our directors and officers are, or may become, in their individual capacities, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts, and corporation opportunity, involved in participation with such other business entities. While our officers and directors of our business are engaged in business activities outside of our business, they devote to our business such time as they believe to be necessary.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

ITEM 6: EXECUTIVE COMPENSATION

During the two years ended December 31, 2020 and 2019, no salaries were paid to any officers or directors.

Executive compensation during the years ended December 31, 2020 and 2019 was as follows:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pensions Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Li Xudong	2020	-	-	-	-	-	-	-	-
CEO(1)		-	-	-	-	-	-	-	-

David Lazar	2020	-	-	-	-	-	-	-	-
CEO(2)	2019

(1)	On November 3, 2020 Ms. Xudong was appointed as CEO, CFO and Secretary.

(2)	On November 3, 2020, Mr. Lazar resigned as CEO, CFO and Secretary

Employment Agreement

We do not have any employment agreements with our officers.

Stock Option Plan

We do not have a stock option plan and we have not issued any warrants, options, or other rights to acquire our securities.

Employee Pension, Profit Sharing, or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director’s Compensation

At present we do not pay our directors for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy by the end of the current year.

ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 04, 2019, the Company issued 50,000,000 shares of common stock to Custodian Ventures, LLC at par for shares valued at $50,000 in exchange for settlement of a portion of a related party loan for amounts advanced to the Company in the amount of $20,100, and a note receivable due to the Company in the amount of $29,900. The note bears an interest of 3% and matures in 180 days following written demand by the holder. At December 31, 2020, the note receivable with a balance of $31,383 was written off because the collectability of the note is unlikely after the change of control, the written off balance of the note consisted of the principal in the amount of $29,900 and interest receivable of $1,483.

On May 4, 2020, the Company issued 5,000,00 shares of the Series A-1 Preferred stock valued at $5,000 to Custodian Ventures LLC as repayment of funds loaned to the Company.

During the year ended December 31, 2020, the Company’s current majority shareholder advanced $6,300 to the Company as working capital and the Company’s former majority shareholder advanced $12,008 to the Company as working capital. As of December 31, 2020 and 2019, the Company owed its current and former majority shareholders of $6,300 and $4,293 respectively. The advances are non-interest bearing and are due on demand.

Employee Benefit Plans

We have no employee benefit plans or stock option plans.

ITEM 8: LEGAL PROCEEDINGS

Neither we nor any of our officers, directors or holders of five percent or more of its common stock is a party to any pending legal proceedings and to the best of our knowledge, no such proceedings by or against us or our officers, or directors or holders of five percent or more of its common stock have been threatened or is pending against us.

ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTER

Market Price and Stockholder Matters

Shares of our common stock trade in the pink sheets market and quotations for the common stock are listed in the “Pink Sheets” produced by the OTC Markets under the symbol “CERP”.

The following table sets forth for the respective periods indicated the prices of our common stock in this market as reported and summarized by the National Quotation Bureau. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions. During the fiscal years ended December 31, 2020 and 2019 and for the third month thru March 21, 2021, the company’s common stock had a trading history as follows:

Fiscal Year 2019:	High	Low

March 31, 2019	$.002	$.0003
June 30, 2019	$.005	$.003
September 30, 2019	.00 8 5	.0 075
December 31, 2019	.0095	.0085

Fiscal Year 2020

March 31, 2020	$.001	$.0003
June 30, 2020	$.0015	$.001
September 30, 2020	$.002	$.0003
December 31, 2020	$.002	$.0003

Fiscal Year 2021:

January 1 thru March 21, 2021	$.128	$.001

Last Reported Price

On March 21, 2021, the last reported bid price of our shares of common stock reported on the Pink Sheets was $0.128 per share.

Record Holders

There were 206 holders of record as of December 31, 2020; however, we believe the number of beneficial holders of our shares of common stock to be approximately 290. In many instances, a registered stockholder is a broker or other entity holding shares in street name for one or more customers who beneficially own the shares.

Transfer Agent

Our transfer agent is Island Stock Transfer, Inc., 15500 Roosevelt Blvd., Suite 302, Clearwater, Florida 33760. Their telephone number is (727) 289-0069.

Dividend Policy

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

Rules Governing Low-Price Stocks That May Affect Our Stockholders’ Ability to Resell Shares of Our Common Stock

Penny Stock Regulation Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Excluded from the penny stock designation are securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange/system or sold to established customers or accredited investors.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and the monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our securities have become subject to the penny stock rules, investors may find it more difficult to sell their securities.

Options and Warrants

None of the shares of our Common Stock are subject to outstanding options or warrants.

Securities Authorized for Issuance under Equity Compensation Plans

The Company does not have any equity compensation plans or any individual compensation arrangements with respect to its Common Stock or Preferred Stock. The issuance of any of our Common Stock or Preferred Stock is within the discretion of our Board of Directors, which has the power to issue any or all of our authorized but unissued shares without stockholder approval.

ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

On October 04, 2019, the Company issued 50,000,000 shares of common stock to Custodian Ventures, LLC at par for shares valued at $50,000 in exchange for settlement of a portion of a related party loan for amounts advanced to the Company in the amount of $20,100, and a note receivable due to the Company in the amount of $29,900. The note bears an interest of 3% and matures in 180 days following written demand by the holder. At December 31, 2020, the note receivable with a balance of $31,383 was written off because the collectability of the note is unlikely after the change of control, the written off balance of the note consisted of the principal in the amount of $29,900 and interest receivable of $1,483.

On May 4, 2020, the Company issued 5,000,000 shares of the Series A-1 Preferred stock valued at $5,000 to Custodian Ventures LLC as repayment of funds loaned to the Company

ITEM 11: DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of Common Stock

We are authorized to issue 2,000,000,000 shares of our Common Stock, $0.001 par value (the “Common Stock”). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our board of directors is authorized to issue additional shares of our Common Stock within the limits authorized by our Articles of Incorporation and without stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

A total of 74,641,276 shares of common stock are currently outstanding on the date of this Form 10 registration statement.

Description of Preferred Stock

There are 5,000,000 shares of Series A-1 Preferred Stock, par value $0.001 (“Preferred Stock”) currently authorized and all of the Preferred Stock is issued and outstanding. The Preferred Stock shall have, among others, the following powers, preferences, and rights:

1.	Dividends: The holders of the Preferred Stock shall be entitled to receive dividends upon payment of any dividend on the Common Stock, as if declared by the Board, as if the Preferred Stock had been converted into Common Stock.

2.	Liquidation: The holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock an amount per share equal to the price per share actually paid to the Company upon the initial issuance of the Preferred Stock then held by them.

3.	Conversion: The holders of the Preferred Stock shall have the right to convert each share of Preferred Stock, at the option of the holder thereof, at any time after the date of issuance, into 100 shares fully paid and nonassessable shares of Common Stock.

4.	Redemption: The Preferred Stock are non-redeemable other than by mutual agreement of the Company and the holder.

5.	Voting Rights: The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, on and as converted basis.

ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles provide to the fullest extent permitted by Nevada Law that our directors or officers shall not be personally liable to the Company or our stockholders for damages for breach of such directors or officers fiduciary duty. The effect of this provision of our articles is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements for the years ended December 31, 2020 and 2019 appear at the end of this registration statement on pages F-1 though F-11.

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 29, 2021, we appointed B F Borgers, CPA PC as our new independent auditors.

There has never been any disagreement with any independent registered public accounting firm that has worked for the Company regarding accounting and financial disclosure.

ITEM 15: FINANCIAL STATEMENTS, AND EXHIBITS

(a) Financial Statements

Our audited financial statements for the years ended December 31, 2020 and 2019 appear at the end of this registration statement on pages F-1 though F-11

(b) Exhibits

See the Exhibit Index beginning following the signature page.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Cereplast, Inc.

Date: April 22, 2021	By:	/s/ Li Xudong
Li Xudong, CEO

Exhibit Index

Copies of the following documents are included as exhibits to this registration statement.

Exhibit No.	Title of Document

3.1*	Articles of Incorporation and Amendment thereto.

3.2*	Bylaws

23.1	Consent of Independent Auditing Firm

*	Previously filed

.

CEREPLAST, INC.

FINANCIAL STATEMENTS

TABLE OF CONTENTS

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Cereplast, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cereplast, Inc. as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

March 1, 2021

CEREPLAST, INC.

BALANCE SHEETS

	December 31,	December31,
	2020	2019

ASSETS
Current Assets

Notes receivable	$-	$30,116

Total Current Assets	-	30,116

TOTAL ASSETS	$-	$30,116

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities

Accounts payable and accrued liabilities	$600	$

Due to related parties	6,300	4,293

Total Current Liabilities	6,900	4,293

TOTAL LIABILITIES	6,900	4,293

Stockholders’ Deficit
Preferred Stock: 5,000,000 shares authorized; $0.001 par value 5,000,000 and 510 issued and outstanding at December 31, 2020 and 2019, respectively	5,000	-
Common stock: 250,000,000 shares authorized; $0.001 par value 74,641,276 and 74,640,766 shares issued and outstanding at December 31, 2020 and 2019, respectively	74,641	74,641
Capital deficiency	97,186,036	97,206,117
Accumulated deficit during development stage	(97,272,577)	(97,254,935)
Total Stockholders’ Deficit	(6,900)	25,823

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$30,116

The accompanying notes are an integral part of these financial statements.

CEREPLAST, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2020	2019

Operating Expenses
General and administrative	$7,006	$15,093
Professional fees	11,903	9,300
Total Operating Expenses	18,909	24,393

Operating loss	(18,909)	(24,393)

Other Income and Expense
Interest income	1,267	216
Total other income (expense)	1,267	216

Provision for income taxes	-	-

Net loss	$(17,642)	$(24,177)

Basic and dilutive net loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	74,641,132	36,832,547

The accompanying notes are an integral part of these financial statements.

CEREPLAST, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock: Shares	Common Stock: Amount	Preferred Stock: (A-1) Shares	Preferred Stock: Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Totals

Balance – December 31, 2019	74,640,766	$74,641	510	$-	$97,206,117	$(97,254,935)	$-	$25,823

Conversion of preferred stock into common stock	510	-	(510)	-	-	-	-	-
Issuance of preferred stock to related party	-	-	5,000,000	5,000	-	-	-	5,000
Due to related party written off upon change of control	-	-	-	-	11,301	-	-	11,301
Notes receivable from related party written off upon change of control	-	-	-	-	(31,382)	-	-	(31,382)
Net loss	-	-	-	-	-	(17,642)	-	(17,642)

Balance – December 31, 2020	74,641,276	$74,641	5,000,000	$5,000	$97,186,036	$(97,272,577)	$-	$(6,900)

	Common Stock: Shares	Common Stock: Amount	Preferred Stock: (A-1) Shares	Preferred Stock: Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Totals

Balance – December 31, 2018	24,640,766	24,641	-	-	97,206,117	(97,230,758)	-	-

Common stock issued to related party	50,000,000	50,000	-	-	-	-	-	50,000

Preferred stock issued to related party			510	-	-	-	-	-

Net loss	-	-	-	-	-	(24,177)	-	(24,177)

Balance – December 31, 2019	74,640,766	$74,641	510	$-	$97,206,117	$(97,254,935)	$-	25,823

The accompanying notes are an integral part of these financial statements.

CEREPLAST, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,642)		$(24,177)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income	(1,266)		(216)
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	600
Loan payable - related party	18,308		24,39
Net Cash Used in Operating Activities	-

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES	-

Net change in cash and cash equivalents for the year	-
Cash and cash equivalents at beginning of the year	-
Cash and cash equivalents at end of the year	$-	$

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$
Cash paid for interest	$-	$

NON-CASH INVESTING AND FINANCING ACTIVITIES
Written off notes receivable, related party	$30,116	$
Written off due to related party	$11,301	$
Due to related party converted to preferred stock	$5,000	$
Common stock issued as repayment to related party debt	$-		$20,100
Notes receivable to related party for issuance of common stock	$-		$29,900

The accompanying notes are an integral part of these financial statements.

CEREPLAST, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Note 1 – Organization and basis of accounting

Basis of Presentation and Organization

This summary of significant accounting policies of CEREPLAST, INC. (a development stage company) (“the Company”) is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. The Company has realized minimal revenues from its planned principal business purpose and, accordingly, is considered to be in its development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 915 (SFAS No. 7). The Company has elected a fiscal year end of December 31.

Business Description

We were incorporated on September 29, 2001 in the State of Nevada under the name of Biocorp North America Inc. On March 18, 2005, we filed an amendment to our certificate of incorporation to change our name to Cereplast, Inc. We have developed and are commercializing proprietary bio-based resins through two complementary product families: Cereplast Compostables ® resins which are compostable, renewable, ecologically sound substitutes for petroleum-based plastics, and Cereplast Sustainables™ resins (including the Cereplast Hybrid Resins product line), which replaces up to 90% of the petroleum-based content of traditional plastics with materials from renewable resources.

On February 10, 2014, the Company, filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Indiana (the “ Bankruptcy Court ”). On February 14, 2014, the Company filed a motion in the Bankruptcy Court seeking to convert the Company’s Chapter 11 Case to a Chapter 7 bankruptcy case. On March 27, 2014, the court granted the Company’s motion and on that date the Company’s Chapter 11 Case was converted to a Chapter 7 case. As a result, the Company adopted liquidation basis of accounting on the discontinued operations according to ASC 205-30 “Presentation of Financial Statements – Liquidation Basis of Accounting”, accordingly the accumulated deficit generated prior to bankruptcy proceedings remained unadjusted.

On January 31, 2014 the Board of Directors of Cereplast, Inc. (the “Company”) approved a 1-for-50 reverse split (the “Reverse Split) which was previously approved by the shareholders on April 5, 2013 and previously disclosed on Current Report Form 8-K filed on April 5, 2013.

On February 3, 2014, Cereplast, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation to effect the reverse split (the “Reverse Split”), effective as of February 21, 2014.

On March 22, 2019, the eight judicial District Court of Nevada appointed Custodian Ventures, LLC as custodian for Cereplast, Inc., proper notice having been given to the officers and directors of Cereplast, Inc. There was no opposition.

On June 04, 2019, the Company filed a certificate of revival with the state of Nevada, appointing David Lazar as, President, Secretary, Treasurer and Director.

On October 4, 2019, the Company issued 50,000,000 shares of common stock to Custodian Ventures, LLC at par for shares valued at $50,000 in exchange for settlement of a portion of a related party loan for amounts advanced to the Company in the amount of $20,100, and a note receivable due to the Company in the amount of $29,900. The note bears an interest of 3% and matures in 180 days following written demand by the holder.

On April 14, 2020, Custodian Ventures elected to convert the total amount of the 510 shares of Series A preferred stock into 510 shares of common stock.

On April 15, 2020, the Board of directors of the Company approved the withdrawal of the certificate of designation of 5,000,000 shares of Series A Preferred stock filed with the Nevada Secretary of State on August 24, 2012, as amended by the Amendment to Certificate of Designation after issuance of Class or Series filed with the Nevada Secretary of State on April 13, 2020.

On May 1, 2020, the Company created 5,000,000 shares of series A-1 preferred stock with par value $0.001. On May 4, 2020, the Company issued 5,000,00 shares of the Series A-1 Preferred stock valued at $5,000 to Custodian Ventures LLC as repayment funds loaned to the Company.

A change of control of the Company was completed on November 3, 2020, control was obtained by the sale of 50,000,000 common shares and $5,000,000 Series A-1 Preferred Shares from Custodian Ventures, LLC to Xudong Li. After November 3, 2020, the Company’s operations are determined and structured by the new major shareholder.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The Company is a development stage enterprise devoting substantial efforts to establishing a new business, financial planning, raising capital, and research into products which may become part of the Company’s product portfolio. The Company has not realized significant sales since inception. A development stage company is defined as one in which all efforts are devoted substantially to establishing a new business and, even if planned principal operations have commenced, revenues are insignificant.

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2 – Summary of significant accounting policies

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Loss per Share

Basic earnings (loss) per share are computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company’s diluted loss per share is the same as the basic loss per share for the three months ended September 30, 2018 and 2017, as there are no potential shares outstanding that would have a dilutive effect.

Income Taxes

 Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. Valuation allowances are recorded to reduce deferred tax assets to the amount that will more likely than not be realized. The Company recorded a valuation allowance against its deferred tax assets as of June 30, 2018 and 2017.

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. The Company classifies the liability for unrecognized tax benefits as current to the extent that the Company anticipates payment (or receipt) of cash within one year. Interest and penalties related to uncertain tax positions are recognized in the provision for income taxes.

Recent Accounting Pronouncements

In February 2016, the FASB issued an accounting standards update for leases. The ASU introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in the current accounting guidance as well as the FASB’s new revenue recognition standard. However, the ASU eliminates the use of bright-line tests in determining lease classification as required in the current guidance. The ASU also requires additional qualitative disclosures along with specific quantitative disclosures to better enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The pronouncement is effective for annual reporting periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, for nonpublic entities using a modified retrospective approach. Early adoption is permitted. The Company is still evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures and has not yet determined the method by which it will adopt the standard.

Note 3- Going Concern

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 4 – Related party transaction

On October 04, 2019, the Company issued 50,000,000 shares of common stock to Custodian Ventures, LLC at par for shares valued at $50,000 in exchange for settlement of a portion of a related party loan for amounts advanced to the Company in the amount of $20,100, and a note receivable due to the Company in the amount of $29,900. The note bears an interest of 3% and matures in 180 days following written demand by the holder. At December 31, 2020, the note receivable with a balance of $31,383 was written off because the collectability of the note is unlikely after the change of control, the written off balance of the note consisted of the principal in the amount of $29,900 and interest receivable of $1,483.

On May 4, 2020, the Company issued 5,000,00 shares of the Series A-1 Preferred stock valued at $5,000 to Custodian Ventures LLC as repayment of funds loaned to the Company.

During the year ended December 31, 2020, the Company’s current majority shareholder advanced $6,300 to the Company as working capital and the Company’s former majority shareholder advanced $12,008 to the Company as working capital. As of December 31, 2020 and 2019, the Company owed its current and former majority shareholders of $6,300 and $4,293 respectively. The advances are non-interest bearing and are due on demand.

Note 5 – Common stock

On February 3, 2014, Cereplast, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation to effect the reverse split (the “Reverse Split”), effective as of February 21, 2014.

On October 4, 2019, the Company issued 50,000,000 shares of common stock to Custodian Ventures, LLC at par for shares valued at $50,000 in exchange for settlement of a portion of a related party loan for amounts advanced to the Company in the amount of $20,100, and a note receivable due to the Company in the amount of $29,900. The note bears an interest of 3% and matures in 180 days following written demand by the holder. At December 31, 2020, the note receivable with a balance of $31,383 was written off because the collectability of the note is unlikely after the change of control.

On April 14, 2020, Custodian Ventures elected to convert the total amount of the 510 shares of Series A preferred stock into 510 shares of common stock.

As of December 31, 2020, a total of 74,641,276 shares of common stock with par value $0.001 remain outstanding.

NOTE 6 – PREFERRED STOCK

On October 4, 2019, the Company issued 510 shares of Series A Preferred stock to Custodian Ventures, LLC at par for shares valued at $510 in exchange for settlement of a portion of a related party loan for amounts advanced to the Company in the amount of $510.

On April 14, 2020, Custodian Ventures elected to convert the total amount of the 510 shares of Series A preferred stock into 510 shares of common stock.

On April 15, 2020, the Board of directors of the Company approved the withdrawal of the certificate of designation of 5,000,000 shares of Series A Preferred stock filed with the Nevada Secretary of State on August 24, 2012, as amended by the Amendment to Certificate of Designation after issuance of Class or Series filed with the Nevada Secretary of State on April 13, 2020.

On May 1, 2020, the Company created 5,000,000 shares of series A-1 preferred stock with par value $0.001. On May 4, 2020, the Company issued 5,000,000 shares of the Series A-1 Preferred stock valued at $5,000 to Custodian Ventures LLC as repayment funds loaned to the Company.

As of December 31, 2020, a total of 5,000,000 shares of Series A-1 preferred stock with par value $0.001 remain outstanding.

NOTE 7 – INCOME TAXES

Deferred taxes represent the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. Temporary differences result primarily from the recording of tax benefits of net operating loss carry forwards.

As of December 31, 2020, the Company has an insufficient history to support the likelihood of ultimate realization of the benefit associated with the deferred tax asset. Accordingly, a valuation allowance has been established for the full amount of the net deferred tax asset.

The Company’s effective income tax rate differs from the amount computed by applying the federal statutory income tax rate to loss before income taxes for the years ended June 30, 2019 and 2018 as follows:

	Year Ended December 31,
	2020	2019

Income tax benefit at federal statutory rate	21%	21%
Change in valuation allowance	-21%	-21%
	-%	-%

The components of deferred taxes consist of the following at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019

Net operating loss carryforwards	$20,427,241	$20,423,536
Less: valuation allowance	(20,427,241)	(20,423,536)
Net deferred tax assets	$-	$-

Uncertain Tax Positions

Interest associated with unrecognized tax benefits are classified as income tax, and penalties are classified in selling, general and administrative expenses in the statements of operations. For December 31, 2020 and 2019, the Company had no unrecognized tax benefits and related interest and penalties expenses. Currently, the Company is not subject to examination by major tax jurisdictions.

Note 8 – Subsequent Event

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.